Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT



     We consent to incorporation by reference in the registration statement (No. 33-73170) on Form S-8 of FFP Partners, L.P. of our report dated March 30, 1999, relating to the consolidated statements of operations, partners' capital, and cash flows for the period ended December 31, 1998, which report appears in the December 31, 2000 annual report on Form 10-K of FFP Partners, L.P.


                                           KPMG LLP


Fort Worth, Texas
April 2, 2001